DELAWARE GROUP STATE TAX-FREE INCOME TRUST

Registration No. 811-02715
FORM N-SAR
Annual Period Ended February 28, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 869842: v1

WS: MFG_Philadelphia: 865303: v1